Exhibit 3.75

Exhibit 3.75

Certified Copy

CORPORATE ACCESS NUMBER: 2018183901

Government

of Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE OF AMALGAMATION

PRAIRIE MINES & ROYALTY ULC

IS THE RESULT OF AN AMALGAMATION FILED ON 2014/04/28.

Certified Copy

Articles of Amalgamation

For

PRAIRIE MINES & ROYALTY ULC

Share Structure: Share Transfers

Restrictions:

Number of

Directors:

Min Number of

Directors:

Max Number of

Directors:

Business Restricted

To:

Business Restricted

From:

Other Provisions:

SEE SHARE STRUCTURE SCHEDULE ATTACHED HERETO.

NO SHARES IN THE CAPITAL STOCK OF THE CORPORATION SHALL BE TRANSFERRED TO ANY PERSON WITHOUT THE APPROVAL OF THE BOARD DIRECTORS.

1

15

NO RESTRICTIONS. NO RESTRICTIONS.

SEE OTHER RULES OR PROVISIONS SCHEDULE ATTACHED HERETO.

Registration Authorized By: GORDON CHMILAR SOLICITOR

SHARE STRUCTURE SCHEDULE REFERRED TO IN THE FOREGOING ARTICLES OF AMALGAMATION COMMON SHARES

The Corporation is authorized to issue an unlimited number of

Common shares without nominal or par value.

Subject to the rights of any other shares of the Corporation which are expressed to rank prior to the Common shares, the

Common shares shall be subject to the following rights,

privileges, restrictions and conditions, namely:

(a) The holders of the Common shares shall be entitled to vote at any meeting of shareholders of the Corporation;

(b) The holders of the Common shares shall be entitled to receive any dividend declared by the Corporation; and

(c) The holders of the Common shares shall be entitled to receive the remaining property of the Corporation on dissolution.

OTHER RULES OR PROVISIONS SCHEDULE REFERRED TO IN THE FOREGOING ARTICLES OF AMALGAMATION

OTHER PROVISIONS, IF ANY

1. The liability of each of the shareholders of the unlimited liability corporation for any liability, act or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

2. No securities of the Corporation, other than non-convertible debt securities, shall be transferred to any person without the approval of the Board of Directors.

Certified Copy

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2014/04/28

Corporate Access Number: 2018183901

Service Request Number:	21363769
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	PRAIRIE MINES & ROYALTY ULC
French Equivalent Name:	
Nuans Number:	111959429
Nuans Date:	2014/04/08
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	1600, 10235 101 STREET
Legal Description:	
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3G1

RECORDS ADDRESS

Street:	1600, 10235 101 STREET
Legal Description:	
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3G1

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:	

Share Structure:	SEE SHARE STRUCTURE SCHEDULE ATTACHED HERETO.
Share Transfers Restrictions:	NO SHARES IN THE CAPITAL STOCK OF THE CORPORATION SHALL BE TRANSFERRED TO ANY PERSON WITHOUT THE APPROVAL OF THE BOARD DIRECTORS.
Number of Directors:	
Min Number Of Directors:	1

Max Number Of Directors:	15
Business Restricted To:	NO RESTRICTIONS.
Business Restricted From:	NO RESTRICTIONS.
Other Provisions:	SEE OTHER RULES OR PROVISIONS SCHEDULE ATTACHED HERETO.
Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2014/04/28

Director

Last Name:	ALESSI
First Name:	KEITH
Middle Name:	
Street/Box Number:	1600, 10235 101 STREET
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3G1
Country:	
Resident Canadian:	
Named On Stat Dec:	

Last Name:	SCHADAN
First Name:	JOHN
Middle Name:	
Street/Box Number:	1600, 10235 101 STREET
City:	EDMONTON
Province:	ALBERTA
Postal Code:	T5J 3G1
Country:	
Resident Canadian:	Y
Named On Stat Dec:	Y

Amalgamating Corporation

Corporate Access Number	Legal Entity Name
2013330614	PRAIRIE MINES & ROYALTY ULC
2017934064	AMALGAMATING ALBERTA ULC

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded

Share Structure ELECTRONIC 2014/04/28

Statutory Declaration 10000107115352388 2014/04/28

Other Rules or Provisions ELECTRONIC 2014/04/28

Registration Authorized By: GORDON CHMILAR SOLICITOR

AUTHORIZED CAPITAL

of PRAIRIE MINES & ROYALTY LTD. (the “Corporation”)

The Corporation is authorized to issue an unlimited number of shares designated as Common Shares, an unlimited number of shares designated as Special Shares, an unlimited number of shares designated as Extraordinary Shares and an unlimited number of shares designated as Preferred Shares. The following rights, privileges, restrictions and conditions shall attach to the Common Shares, the Special Shares, the Extraordinary Shares and the Preferred Shares respectively:

A. COMMON SHARES, SPECIAL SHARES AND EXTRAORDINARY SHARES

1. For the purposes of Part A hereof, the following words

or expressions shall have the following meanings:

1.1 “Subject Shares” means the Common Shares, the Special Shares and the Extraordinary Shares of the Corporation; and

1.2 “Trust Termination Date” means the date upon which the Royal Utilities Income Fund (formerly Luscar Coal Income Fund), a trust established pursuant to the laws of the Province of Alberta on April 15, 1996, is terminated whether in accordance with its terms, including without limitation thereto, the expiration of the term of the trust, or otherwise terminated by operation of law, and for the purposes hereof the trust shall be deemed to be terminated on, and not before, the date upon which the trust ceases to own any shares (of any class) or other securities of Prairie Mines & Royalty Ltd.

2. Subject to any preference as to dividends provided to the holders of any other class of shares ranking senior to the Common Shares, the Special Shares or the Extraordinary Shares with respect to priority in the payment of dividends, the holders of the Common Shares, the Special Shares and the Extraordinary Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided that:

2.1 subject to subsection A.2.4, the rights of the holders of the Common Shares, the Special Shares and the Extraordinary Shares to receive dividends shall rank equally;

2.2 subject to subsection A.2.4, no dividend shall be declared on any class of Subject Shares unless concurrently therewith a dividend is declared on the other two classes of Subject Shares;

2.3 subject to subsection A.2.4, all dividends which the directors may declare on the Common Shares, the Special Shares and the Extraordinary Shares shall be declared and paid in equal amounts per share on all Subject Shares at the time outstanding; and

2.4 the Corporation shall not reduce the stated capital of

any class of Subject Shares to return capital to the holders of such Subject Shares unless concurrently therewith the Corporation pays dividends to the holders of the other classes of Subject Shares and/or reduces the stated capital of the other classes of Subject Shares to return capital to their holders, such that there shall always be equal amounts per share paid either as dividends, return of capital or some combination thereof on all Subject Shares then outstanding.

3. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any other class of shares ranking senior to the Common Shares, the Special Shares and the Extraordinary Shares with respect to priority in the distribution of assets or property of the Corporation, upon such liquidation, dissolution, winding-up or other distribution the holders of the Common Shares, the Special Shares and the Extraordinary Shares shall be entitled to receive equally share for share the remaining property or assets of the Corporation.

4. The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

5. Subject to section A.6 below, and except where specifically provided by the Business Corporations Act (Alberta), the holders of the Special Shares and Extraordinary Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

6. Neither the Common Shares, the Special Shares nor the Extraordinary Shares shall be redesignated, reclassified or changed unless the holders of each of the other two classes of Subject Shares shall, voting separately by class, approve such redesignation, reclassification or change by Special Resolution (within the meaning of the Business Corporations Act (Alberta)) passed at a meeting of such holders called for that purpose or by written resolution in lieu of meeting, and the provisions of the said Act and the by-laws of the Corporation relating to a meeting of the shareholders of the Corporation shall apply, mutatis mutandis, to any meeting of the holders of the Special Shares or Extraordinary Shares called and held pursuant to the provisions of this section A.6.

7. Neither the Common Shares, the Special Shares nor the Extraordinary Shares shall be subdivided or consolidated unless contemporaneously therewith each of the other two class of Subject Shares is subdivided or consolidated, as the case may be, in the same proportion.

8. Any holder of Special Shares shall be entitled at his option at any time and from time to time prior to the Trust Termination Date to have all or any of the Special Shares held by him converted into Extraordinary Shares as the same shall be constituted at the time of conversion upon the basis of one Extraordinary Share for each Special Share in respect of which the conversion right is exercised. The conversion right provided for herein may be exercised by notice in writing given to the registered office of the Corporation accompanied by the certificate or certificates representing the Special Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be executed by the person registered on the books of the Corporation as the holder of the Special Shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of such shares which the holder desires to have converted. The holder shall also pay any governmental, transfer or other tax imposed in respect of such transaction. Upon receipt of such notice the Corporation shall issue certificates representing the Extraordinary Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Special Shares represented by the certificate accompanying such notice. If less than all of the Special Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Special Shares representing the shares comprised in the original certificate which are not to be converted. All Extraordinary Shares resulting from any conversion provided for herein shall be fully paid and non-assessable.

9. On the Trust Termination Date all of the outstanding Extraordinary Shares shall be converted into fully paid and non-assessable Special Shares on the basis of one Special Share for each Extraordinary Share on and as of the Trust Termination Date.

10. Notice of the conversion into Special Shares pursuant to section A.9 shall be given by the Corporation to each holder of Extraordinary Shares within 10 days of the date of the Trust Termination Date. In each case, the Corporation shall specify in such conversion notice:

10.1 the number of Extraordinary Shares held by the person to whom such notice is addressed which are to be converted into Special Shares;

10.2 the basis upon which the conversion of Extraordinary Shares into Special Shares is to be effected and accordingly the number of Special Shares to which such person is entitled;

10.3 the Trust Termination Date; and

10.4 a summary of the rights and attributes of Special

Shares.

11. The holders of Extraordinary Shares which are converted pursuant to section A.9 shall be entitled to all dividends and other distributions on or in respect of such Extraordinary Shares to and including the Trust Termination Date.

12. On and after the Trust Termination Date, the Extraordinary Shares shall cease to be outstanding and shall cease to be entitled to dividends and to participate in any return of capital or distribution of the assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation. Upon the request of any holder of Extraordinary Shares and upon the presentation and surrender of the share certificates representing Extraordinary Shares converted into Special Shares, the Corporation shall issue or cause to be issued to or upon the written order of such holder a certificate or certificates in the name of, or in such name or names as may be directed by, such holder representing the Special Shares to which such holder is entitled.

13. Any holder of Special Shares shall be entitled at his option at any time after the Trust Termination Date (subject as hereinafter provided) to have all or any of the Special Shares held by him converted into fully paid and non-assessable Common Shares on the basis of one Common Share for each Special Share in respect of which the conversion right is exercised.

14. The conversion right provided for in section A.13 may be exercised by notice in writing given to the Corporation at its registered office in Alberta accompanied by the certificate or certificates representing the Special Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Special Shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Special Shares which the holder desires to have converted.

15. Upon receipt of such written notice referred to in section A.14 the Corporation shall issue a certificate representing Common Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Special Shares represented by the certificate or certificates accompanying such notice. If less than all the Special Shares represented by any certificate are converted, the holder shall be entitled to receive a new certificate for the Special Shares representing the shares comprised in the original certificate which are not to be converted.

16. Subject to the foregoing provisions, each Common Share, Special Share and Extraordinary Share shall have the same rights, privileges, restrictions and conditions and shall be equal in all respects.

B. PREFERRED SHARES

1. Except as stated herein, the Preferred Shares rank senior to the Common Shares, the Special Shares and the Extraordinary Shares, such that the rights and privileges of the Preferred Shares rank in priority to the rights and privileges of the Common Shares, the Special Shares and the Extraordinary Shares (except in the case of voting).

2. The Preferred Shares may be issued from time to time, when and as determined by the directors of the Corporation, at an issue price of $1,000 per share.

3. Each Preferred Share shall be redeemable at a redemption price of $1,000 per share (the “Redemption Price”).

When redeeming a Preferred Share, the Corporation shall pay, in addition to the Redemption Price of that share, an amount equal to any unpaid cumulative dividends on that share.

4. The Corporation may redeem the Preferred Shares on its demand. To so redeem some or all of the Preferred Shares, the Corporation shall give at least thirty (30) days’ written notice of the redemption by mailing the notice to the registered holders of the Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount (as indicated in section B.3) sufficient to redeem the specified Preferred Shares is paid to the applicable holder or is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those shares, to receive payment of the Redemption Price of each specified Preferred Share held by that holder, plus any unpaid cumulative dividends on that share.

5. The Corporation is required to redeem Preferred Shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Preferred Shares to be redeemed, together with the share certificate representing those Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Preferred Shares within thirty (30) days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Redemption Prices of the Preferred Shares specified in the Retraction Notice, plus any unpaid cumulative dividends on those shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate to the Corporation, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Preferred Shares, the number of each holder’s Preferred Shares to be redeemed shall be determined on a proportionate basis.

6. A holder of a Preferred Share shall, in each financial

period of the Corporation, until the share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the rate of 9.025% per year on the Redemption Price of each Preferred Share held by the holder, payable annually, in one or more instalments (as determined by the directors), on or before the last day of each financial period. If on any cumulative dividend payment date the cumulative dividend payable on that date is not paid in full on all Preferred Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation unless all accrued cumulative dividends on the Preferred Shares shall have been declared and paid before that time. For greater certainty:

6.1 dividends may be declared and paid on the Preferred Shares to the complete exclusion of the other classes of shares of the Corporation; and

6.2 no dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the Common Shares, the Special Shares and the Extraordinary Shares and the total of the Redemption Prices of the Preferred Shares then issued and outstanding, plus any unpaid cumulative dividends on the Preferred Shares.

7. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding up its affairs, each holder of a Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation, an amount equal to, but not greater than, the total of the Redemption Prices of the Preferred Shares held by the holder, plus any unpaid cumulative dividends on those Preferred Shares.

8. Except where specifically provided by the Business Corporations Act (Alberta), the holders of the Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

3785533_4

SCHEDULE “B” TO

ARTICLES OF AMALGAMATION

OF PRAIRIE MINES & ROYALTY LTD.

1. The number of shareholders of the Corporation,

exclusive of:

1.1 persons who are in its employment or that of an affiliate (within the meaning of The Securities Act (Alberta)), and

1.2 persons who, having been formerly in its employment or that of an affiliate (within the meaning of The Securities Act (Alberta)), were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for

securities of the Corporation is prohibited.

3. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

4. Meetings of the shareholders may be held at such

place in or outside of Alberta as the directors shall from time to time determine.

{PM&RLB.TXT;1}